Exhibit 10.7

                         MAGELLAN HEALTH SERVICES, INC.
                         ------------------------------

                         2003 MANAGEMENT INCENTIVE PLAN

                          NOTICE OF STOCK OPTION GRANT
                      REFERENCE No. 20__-___-_ (__________)

                              As of January 5, 2004


NAME OF OPTIONEE:

SHARES SUBJECT TO OPTION:        _______ shares of the Ordinary Common Stock of
                                 Magellan Health Services, Inc. ("Shares")


TYPE OF OPTION:                  ___X___ Nonqualified    ________ Incentive


EXERCISE PRICE PER SHARE:        $ _______

DATE OF GRANT:                   As of January 5, 2004

DATE EXERCISABLE:                This option shall be exercisable (prior to its
                                 expiration) in whole or in part only to the extent it is vested. In addition, after termination of Optionee's Service, this option shall be exercisable (prior to its expiration) during the time period and on the conditions specified below (and only during such time period and on such conditions, notwithstanding the provisions of the Option Agreement governing the exercise of an option after termination of service).

                                 Exercise after termination of Service:

                                 In the event Optionee's Service terminates by reason of his resignation, this option (to the extent then vested shall be exercisable only until the later of (i) 90 days following the date Optionee's Service terminates by reason of such resignation and (ii) the 45th day following the first day on or after the date Optionee's Service so terminates when the Optionee is not subject to a prohibition imposed by the Company on trading securities of the Company and may sell the Shares acquired upon exercise of the Option without violation of Rule 10b-5 under the Securities Exchange Act of 1934.

                                 In the event Optionee's Service terminates by reason of discharge by the Company for cause, this option shall cease to be exercisable (even if vested) automatically upon the effective date Optionee's Service so terminates.

                                 In the event Optionee's Service terminates by reason of his death or disability, this option shall vest as provided below and remain exercisable for two years following such termination of Service.

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                                 In the event Optionee terminates his Service
                                 for good reason, unless such termination of Service is in connection with a change in control of the Company, this option shall vest as provided below and remain exercisable for two years following such termination of Service (subject to the foregoing condition for exercise before the seventh anniversary of the Date of Grant regarding the Trading Price of the Shares).

                                 In the event Optionee's Service terminates by reason of discharge by the Company without cause or Optionee terminates his Service for good reason (whether or not in connection with a change in control of the Company), this option shall vest as provided below and remain exercisable for three years following such termination of Service; provided, however, that, upon the occurrence of a change in control of the Company before a termination of Optionee's Service, this option shall vest as provided below and remain exercisable until its normal expiration date.

                                 For purposes of determining when the foregoing provisions concerning exercise after termination of Service apply (including what events constitute a change in control of the Company and when a termination of Service is in connection with a change in control of the Company), the provisions of Optionee's Employment Agreement dated as of January 5, 2004 shall apply (even in the event such agreement has previously expired in accordance with its terms).

VESTING: This option shall vest with respect to one-third (1/3) of the Shares subject hereto on each of the first, second and third anniversaries of the Date of Grant, provided that Optionee's Service continues until the date of vesting, except that, if Optionee's Service with the Company terminates (i) by reason of his death or disability, (ii) by reason of discharge by the Company without cause (whether or not in connection with a change in control of the Company) or (iii) by the Optionee for good reason (whether or not in connection with a change in control of the Company), this option shall immediately vest in full upon such earlier termination in Service. In addition, in the event of a change in control of the Company, this option shall immediately vest in full.

                                 For purposes of determining when the foregoing provisions concerning acceleration of vesting apply (including what events constitute a change in control of the Company and when a termination of Service is in connection with a change in control of the Company), the provisions of Optionee's Employment Agreement dated as of January 5, 2004 shall apply (even in the event such agreement has previously expired in accordance with its terms).

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
EXPIRATION DATE:                 January 5, 2014

OTHER TERMS:                     The provisions of Section 12 of the Plan and
                                 subsection 2(c) of the Stock Option Agreement shall not apply to this option; the provisions of Optionee's Employment Agreement with the Company dated as of January 5, 2004 shall instead apply to any circumstance in which such provisions would otherwise apply.

By signing your name below, you accept this award and acknowledge and agree that this award is granted under and governed by the terms and conditions of Magellan Health Services, Inc. 2003 Management Incentive Plan and the related Stock Option Agreement, reference number -20__-___, both of which are hereby made a part of this document.

Optionee:


-------------------------
Name:


                                         MAGELLAN HEALTH SERVICES, INC.

                                         By:
                                                 -------------------------------

                                         Name:
                                                 -------------------------------

                                         Title:
                                                 -------------------------------




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